UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 18, 2008
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1800 — 114th Avenue SE
BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 18, 2008, Coinstar, Inc. (“Coinstar”) increased its ownership interest in the voting equity of Redbox Automated Retail, LLC (“Redbox”) from 47.3% to 51.0% (the “Additional Interest”). Coinstar’s purchase of the Additional Interest (the “Purchase”) was made pursuant to the exercise of its option under the terms of the LLC Interest Purchase Agreement (the “Agreement”) dated as of November 17, 2005 by and among Coinstar, Redbox and McDonald’s Ventures, LLC (“Ventures”). In July 2006, GetAMovie, Inc. (“GAM”), an affiliate of Ventures, became subject to the terms of the option pursuant to Ventures’ transfer of its ownership interest in Redbox to GAM.
     Coinstar paid GAM approximately $5.1 million for the Additional Interest. Following the Purchase, the Board of Managers of Redbox has been automatically increased from four to five representatives: Coinstar has the right to appoint three representatives and GAM has the right to appoint two representatives. In addition, certain buy-sell provisions in Redbox’s limited liability company agreement have taken effect. Under these provisions, once one of Redbox’s members holds more than a 50% ownership interest in Redbox’s voting equity, each of Coinstar and GAM has the discretionary right to provide the other party notice that it wishes to sell its entire ownership interest in Redbox’s voting equity at fair market value to the other party. The recipient of the notice has five days to accept the offer to buy the other party’s ownership interest and then has generally 60 days from determination of the interest’s fair market value to complete the purchase. Should the recipient of the notice decline the purchase offer, the offering party has the right to cause and direct a sale or public offering of all of the ownership interests of Redbox (i.e., those of Coinstar, GAM and any other members) or a sale of all or substantially all of Redbox’s assets to third persons at the best price then attainable for a period of one year from the original notice date (with the ability to extend such one-year period by three-month increments if diligently pursuing such a sale or public offering). The net proceeds received from any such sale or public offering will be paid to the members of Redbox based on their ownership interests.
     Since Coinstar’s original acquisition of an ownership interest in Redbox in December 2005, Coinstar has been accounting for the Redbox ownership interest under the equity method in Coinstar’s consolidated financial statements. Following the Purchase, Coinstar will consolidate Redbox’s financial results into Coinstar’s consolidated financial statements and recognize a reduction of minority interests in the income and other financial statements.
     The foregoing description of the Agreement does not purport to be complete and is qualified by the terms and conditions of the Agreement. A copy of the Agreement is attached to Coinstar’s Form 8-K filed on November 18, 2005 as Exhibit 2.1 and is incorporated herein by reference.
     Some statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future actions or results and actual actions and results may vary materially from those expressed or implied in such statements. For information on factors that may affect future actions and results, please see our public filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
Date: January 22, 2008	By:	/s/ David W. Cole
David W. Cole
Chief Executive Officer